Multiple Class Plan

      This Multiple Class Plan (the "Plan") has been adopted by a majority of each of the Boards of Directors or Trustees ("Boards") of the Franklin Funds and Fund series listed on the attached Schedule A (the "Funds"). The Boards have determined that the Plan is in the best interests of each class and each Fund as a whole. The Plan sets forth the provisions relating to the establishment of multiple classes of shares for each Fund.

      1. Each Fund shall offer two classes of shares, to be known as Class I and Class II.

      2. Class I shares shall carry a front-end sales charge ranging from 0% - 4.50%, and Class II shares shall carry a front-end sales charge 1.00%, all as set forth in each Fund's Prospectus.

      3. Class I shares shall not be subject to a contingent deferred sales charge ("CDSC") except in the following limited circumstances. On investments of $1 million or more, a contingent deferred sales charge of 1.00% of the lesser of the then-current net asset value or the original net asset value at the time of purchase applies to redemptions of those investments within the contingency period of 12 months from the calendar month following their purchase. The CDSC is waived in certain circumstances, as described in each Fund's prospectus.

      4. Class II shares redeemed within 18 months of their purchase shall be assessed a CDSC of 1.00% of the lesser of the then-current net asset value or the original net asset value at the time of purchase. The CDSC is waived in certain circumstances as described in each Fund's prospectus.

      5. The Rule 12b-1 Plan associated with Class I shares may be used to reimburse Franklin/Templeton Distributors, Inc. (the "Distributor") or other for expenses incurred in the promotion and distribution of the shares of Class I. Such expenses include, but are not limited to, the printing of prospectuses and reports used for sales purposes, expenses of preparing and distributing sales literature and related expenses, advertisements, and other distribution -related expenses including a prorated portion of the Distributor's overhead expenses attributable to the distribution of Class I shares, as well as any distribution or service fees paid to securities dealers or their firms or others who have executed a servicing agreement with the Fund for Class I shares or with the Distributor or its affiliates.

      The Rule 12b-1 Plan associated with Class II shares has two components. The first component is a shareholder servicing fee, to be paid to broker-dealers, banks, trust companies and others who will provide personal assistance to shareholders in servicing their accounts. The second component is an asset-based sales charge to be retained by the Distributor during the first year after sale of shares, and, in subsequent years, to be paid to dealers or retained by the Distributor to be used in the promotion and distribution of Class II shares, in a manner similar to that described above for Class I shares.

      The Plans shall operate in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., Article III, section 26(d).

            6. The only difference in expenses as between Class I and Class II shares shall relate to differences in the Rule 12b-1 plan expenses of each class, as described in each class' Rule 12b-1 Plan.

            7. There shall be no conversion features associated with the Class I and Class II shares.

            8. Shares of either Class may be exchanged for shares of another investment company within the Franklin Templeton Group of Funds according to the terms and conditions stated in each fund's prospectus, as it may be amended from time to time, to the extent permitted by the Investment Company Act of 1940 and the rules and regulations adopted thereunder.

            9. Each Class will vote separately with respect to the Rule 12b-1 Plan related to that Class.

            10. On an ongoing basis, each Fund's Board pursuant to the fiduciary responsibilities under the 1940 Act and otherwise, will monitor each Fund for the existence of any material conflicts between the interests of the two classes of shares. Each Board, including a majority of the independent Board members, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. Franklin Advisers, Inc. and Franklin/Templeton Distributors, Inc. shall be responsible for alerting the Board to any material conflicts that arise.

            11. All material amendments to this Plan must be approved by a majority of the Board members of each Fund, including a majority of the Board members who are not interested persons of each Fund.

            I, Deborah R. Gatzek, Secretary of the Franklin Funds, do hereby certify that this Multiple Class Plan has been adopted by a majority of each of the Boards of Directors or Trustees of the Franklin Funds and Fund series listed on the attached Schedule A on April 18, 1995.





Date: October 19, 1995                    By: /s/Deborah R. Gatzek
                                                 Deborah R. Gatzek
                                                 Secretary




INVESTMENT COMPANY                       FUND & CLASS; TITAN NUMBER


Franklin California Tax-Free             Franklin California Tax-Free Income
   Income Fund, Inc.                        Fund - Class II; 212

Franklin New York Tax-Free               Franklin New York Tax-Free Income
   Income Fund, Inc.                        Fund - Class II; 215

Franklin Federal Tax-Free                Franklin Federal Tax-Free Income
   Income Fund                              Fund -Class II; 216

Franklin Managed Trust                   Franklin Rising Dividends Fund -
                                            Class II; 258

Franklin California Tax-Free Trust       Franklin California Insured
                                            Tax-Free Income Fund - Class
                                            II; 224


Franklin New York Tax-Free Trust         Franklin New York Insured Tax-Free
                                            Income Fund - Class II; 281


Franklin Strategic Series                Franklin Global Utilities Fund -
                                            Class II; 297


INVESTMENT COMPANY                       FUND AND CLASS; TITAN NUMBER

Franklin Tax-Free Trust                  Franklin Alabama Tax-Free Income
                                            Fund - Class II; 264
                                         Franklin Arizona Tax-Free Income Fund -
                                            Class II; 226
                                         Franklin Colorado Tax-Free Income Fund
                                            - Class II; 227
                                         Franklin Connecticut Tax Free Income
                                            Fund - Class II; 266
                                         Franklin Florida Tax-Free Income Fund -
                                            Class II; 265\
                                         Franklin Georgia Tax-Free Income Fund -
                                            Class II; 228
                                         Franklin High Yield Tax-Free Income
                                            Fund - Class II; 230
                                         Franklin Insured Tax-Free Income Fund -
                                            Class II; 221
                                         Franklin Louisiana Tax-Free Income Fund
                                            - Class II; 268
                                         Franklin Maryland Tax-Free Income Fund
                                            - Class II; 269
                                         Franklin Massachusetts Insured Tax-Free
                                            Income Fund - Class II; 218
                                         Franklin Michigan Insured Tax-Free
                                            Income Fund - Class II; 219
                                         Franklin Minnesota Insured Tax-Free
                                            Income Fund - Class II; 220
                                         Franklin Missouri Tax-Free Income Fund
                                            - Class II; 260
                                         Franklin New Jersey Tax-Free Income
                                            Fund - Class II; 271
                                         Franklin North Carolina Tax-Free Income
                                            Fund - Class II; 270
                                         Franklin Ohio Insured Tax-Free Income
                                            Fund - Class II; 222
                                         Franklin Oregon Tax-Free Income Fund -
                                            Class II; 261
                                         Franklin Pennsylvania Tax-Free Income
                                            Fund - Class II; 229
                                         Franklin Puerto Rico Tax-Free Income
                                            Fund - Class II; 223
                                         Franklin Texas Tax-Free Income Fund -
                                            Class II; 262
                                         Franklin Virginia Tax-Free Income Fund
                                            - Class II; 263